Exhibit 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This amendment is made effective as of March 9, 2009 by and between Advocat Inc., a Delaware corporation (the “Company”), and Raymond L. Tyler (the “Executive”).
     The Company and the Executive are parties to that certain amended and restated employment agreement dated March 31, 2006 (the “Employment Agreement”). In exchange for continued employment with the Company, the Executive has agreed to amend the Employment Agreement as set forth herein.
     The parties therefore agree as follows:
     1. Section II of the Employment Agreement is hereby amended and restated as follows:
     “During the Period of Employment, the Executive agrees to serve as Senior Vice President of Nursing Home Operations (VPO) of the Company and to be responsible for the typical management responsibilities expected of an officer holding such position and such other responsibilities as may be assigned to Executive from time to time by the Chief Executive Officer or Chief Operating Officer of the Company.”
     2. The second sentence of Section III(B) of the Employment Agreement is hereby amended and restated as follows:
     “The Executive will perform faithfully the duties which may be assigned to him from time to time by the Chief Executive Officer or Chief Operating Officer of the Company.”
     3. Section IV(A)(1) of the Employment Agreement is hereby amended and restated as follows:
          “1. Base Salary
               The Company shall pay the Executive a base salary (“Base Salary”) as follows: Two Hundred Fifty Thousand Dollars ($250,000) per annum.
               Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month. The base salary shall be reviewed annually and shall be subject to increase according to the policies and practices adopted by the Company from time to time.”
     4. A new Section IV(A)(2) is hereby inserted after Section IV(A)(1) of the Employment Agreement as follows:
          “2. Additional Amounts

               The Company shall pay the Executive additional amounts (“Additional Amounts”) as follows: Twenty-Five Thousand Dollars ($25,000) on June 30, 2009 and Twenty-Five Thousand Dollars ($25,000) on December 31, 2009, provided that the Executive is still employed by the Company on each such date.
               Additional Amounts, if earned, shall be payable according to the customary payroll practices of the Company.”
     5. The first two sentences of Section VIII(A) of the Employment Agreement are hereby amended and restated as follows:
          “Upon termination of the Executive’s employment due to either a Without Cause Termination or a Constructive Discharge, as defined later in this Agreement, the Company will pay the Executive in a lump sum: (a) an amount equal to the greater of (i) 100% of his Base Salary as in effect at the time of the termination, or (ii) Three Hundred and Eight Thousand Dollars ($308,000); and (b) earned but unpaid Base Salary and Incentive Compensation Awards. If necessary to comply with Code Section 409A(a)(2)(B)(i), the Company may pay such amounts on the six (6) month anniversary of such event.”
     6. A new Section VIII(F) is hereby inserted after Section VIII(E) of the Employment Agreement as follows:
          “F. Additional Constructive Discharge.
               In the event the Company hires a Chief Operating Officer after the date hereof (the “New COO”), the Executive will have the right to elect to treat such hiring as a Constructive Discharge; provided, however, that the Executive must provide the Company a written notice of such election within 45 days of the date of the commencement of employment of the New COO, and provided further that this right shall extend to only the first such New COO hired after the date hereof.”
     7. Except as otherwise provided herein, the Employment Agreement continues in full force and effect.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this amendment as of the date first above written.

ADVOCAT INC.

By:	/s/ William R. Council, III

William R. Council, III
Title:	President and Chief Executive Officer

EXECUTIVE:

/s/ Raymond L. Tyler

Raymond L. Tyler

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